Exhibit 10.10

AGREEMENT TO FACILITATE DISPUTE RESOLUTION

This Agreement to Facilitate Dispute Resolution (“Agreement”), effective September 1, 2010 (“Effective Date”), constitutes a waiver of statutes of limitations and similar Time-Related Defenses (defined below) by the following (referred to herein individually or collectively as the “Tri-Valley Entities”), and each of them: Tri-Valley Corporation (“TVC”); Tri-Valley Oil & Gas Co. (“TVOG”); and TVC Opus I Drilling Program, L.P. (“Opus I”).  This Agreement and the waivers set forth herein are made in favor of George R. Miller (“Miller”) and all current or former persons or entities who purchased any interest in Opus I at any time (together with Miller, “Investors”).

RECITALS

WHEREAS, Opus I is a Delaware limited partnership formed for the purpose of developing drilling prospects in California and Nevada;

WHEREAS, TVC is the Managing Partner of Opus I;

WHEREAS, Miller and certain other Investors believe that they may have Potential Claims (defined below) against the Tri-Valley Entities and/or officers, directors, employees and agents of each, for damages, interest, penalties, attorneys’ fees and costs, rescission and/or other equitable and legal remedies;

WHEREAS, the Tri-Valley Entities deny any wrongdoing and deny any liability in connection with the Potential Claims or otherwise;

WHEREAS, the undersigned Tri-Valley Entities and Miller desire to enter into discussions to reach an amicable resolution of matters related to the Potential Claims without need for litigation, arbitration or other formal proceeding (a “proceeding”) and in a manner which will avoid unnecessary expense, delay or disruption to the operations of the Tri-Valley Entities;

WHEREAS, Miller seeks assurance that he and Investors will not be prejudiced if they refrain from initiating a proceeding related to the Potential Claims while they engage in discussions with the Tri-Valley Entities, and agrees that any Potential Claims should be initiated before a date certain in the event that such discussions prove ineffective; and

WHEREAS, as an inducement to Miller to temporarily refrain from initiating any proceeding against the undersigned Tri-Valley Entities and to engage in discussions with the Tri-Valley Entities with regard to the Potential Claims, the undersigned Tri-Valley Entities agree to waive any applicable Time-Related Defenses (defined below) and refrain from raising any Time-Related Defenses as to any proceeding or claim brought by Miller or any Investor so long as such proceeding or claim is initiated on or before September 30, 2014 (the “Claim Deadline”).

AGREEMENT

NOW, THEREFORE, the undersigned Tri-Valley Entities, and each of them, and Miller hereby stipulate, agree, warrant and represent as follows:

1. As used in this Agreement, the term “Time-Related Defenses” means, collectively, all legal and equitable defenses based upon, or related to, the passage of time, including, but not limited to, any and all statutes of limitations, statutes of repose, the equitable defenses of laches and any and all other legal or equitable doctrines barring a claim by reason of the passage of time or by the failure of a claimant to take legal action within a prescribed period of time.

2. As used in this Agreement, the term “Potential Claims” means, collectively, any and all claims of any and every nature whatsoever, including, without limitation, direct, derivative, class and representative claims.

3. Miller hereby agrees that he shall refrain from initiating any proceeding (including individual, class or derivative proceedings) against the undersigned Tri-Valley Entities for a period of one (1) year following the Effective Date, which period may be extended at Miller’s sole and absolute discretion.  In the event Miller commits a breach of his obligations under this Section 3 by initiating a proceeding against one or more of the Tri-Valley Entities during said one (1) year period, Miller acknowledges and agrees that, as a result of said breach, the Tri-Valley Entities may raise any applicable Time-Related Defense that applies to the claims asserted against them in such proceeding (and the waivers set forth herein by the Tri-Valley Entities of said Time-Related Defense(s) applicable thereto shall be of no further force or effect).

4. Subject to Section 3, if Miller or any Investor initiates any proceeding arising from or related to a Potential Claim against the undersigned Tri-Valley Entities, or any of them, (whether asserted as direct claims by one or more Investors, derivative claims by one or more Investors on behalf of or in the name of Opus I, class claims by Investors or other forms of action or representative action, whether in state or federal court, arbitration or other forum or venue), the undersigned Tri-Valley Entities shall be precluded from raising any Time-Related Defenses in connection with any such proceeding that is initiated on or before the Claim Deadline.  If any such proceeding is initiated after the Claim Deadline, then the undersigned Tri-Valley Entities may raise any applicable Time-Related Defense that applies to the claims asserted against them in such proceeding.

5. Subject to Section 3, with  regard to any proceeding arising from or related to any Potential Claims (whether asserted as direct claims by one or more Investors, derivative claims by one or more Investors on behalf of or in the name of Opus I, class claims by Investors or other forms of action, whether in state or federal court, arbitration or other forum or venue) which is initiated by Miller or any Investor on or before the Claim Deadline, the undersigned Tri-Valley Entities, and each of them, hereby irrevocably waive any and all Time-Related Defenses.

6. Except as specifically stated, this Agreement shall not be deemed to constitute a waiver of any rights, claims or defenses of the parties to this Agreement.  Subject to Section 3,

7. nothing herein shall limit or restrict any claim which arises from acts or omissions of the undersigned Tri-Valley Entities occurring on or after the Effective Date.

8. Notwithstanding any provision of this Agreement to the contrary, in no event shall this Agreement operate to revive any claim or proceeding that Miller or any other Investor would have been barred from bringing prior to the Effective Date of this Agreement as a result of any Time-Related Defenses.

9. Nothing herein shall prevent Miller (or any Investor) at any time from initiating any proceeding (including, without limitation, any direct, class, or representative claim, or a derivative claim on behalf of Opus I in which Opus I is named as a nominal or necessary party) against any party other than the undersigned Tri-Valley Entities.  For purposes of clarity, the parties expressly acknowledge and agree that Section 3 does not limit or restrict, in any way, Miller’s (or any Investor’s) rights as described in this Section 8.

10. The Tri-Valley Entities acknowledge and agree that other Investors may act independently of Miller and initiate claims of their own arising from the Potential Claims or otherwise.  Nothing herein shall be construed as waiving or limiting the rights of any Investor who has not signed this Agreement (or any other instrument acknowledging and agreeing to the terms hereof).  The initiation of any proceeding by any Investor other than Miller (including any action on behalf of a class which includes Miller as a class member) shall not be a violation of this Agreement (including, without limitation, Section 3) by Miller and shall not in any way alter or affect the rights and obligations under this Agreement.  Nothing herein shall limit Miller’s right to benefit from any class, representative, derivative or other proceeding not initiated by Miller.

11. TVC will endeavor to notify or inform Investors that they are intended beneficiaries of this Agreement and that the provisions herein provide them with an extended period of time in which to bring the claims covered by this Agreement in furtherance of reducing the possibility that such Investors might otherwise inadvertently initiate proceedings against one or more of the Tri-Valley Entities if they were not so informed.  TVC, however, may exercise its discretion in complying with this Section 10, as TVC management may deem necessary or appropriate, in accordance with applicable law.

12. The terms of this Agreement shall be governed by the laws of the State of California.  The Tri-Valley Entities and Miller agree that this Agreement shall be admissible in any proceeding in any jurisdiction to establish any party’s rights or restrictions with respect to any Time-Related Defenses.

13. This Agreement can be modified only in a writing signed by the parties whose rights shall be altered by such modification.  This Agreement shall constitute the entire understanding between the parties concerning the subject matter of this Agreement and supersedes and replaces all prior negotiations, proposed agreements, and agreements, written or oral, relating to this subject.  No party may assign this Agreement without the prior written consent of the other parties to this Agreement.  The prevailing party in any proceeding initiated to enforce the terms of this Agreement shall be entitled to reimbursement of its reasonable attorneys’ fees and costs.

14. This Agreement shall bind and benefit each of the parties and their respective predecessors, successors, heirs and permitted assigns.  All Investors are intended third party beneficiaries of this Agreement.

15. Each person executing this Agreement on behalf of any party to this Agreement warrants that he/she is authorized to execute this Agreement on behalf of and to bind such party and that this Agreement constitutes a valid and binding Agreement enforceable against such party in accordance with its terms.

16. This Agreement may be executed in original or facsimile counterparts (which shall be deemed an original for all purposes hereof), and which, together, shall be one and the same Agreement.

17.  Each party certifies that they have read all of this Agreement and fully understand all of the same.

AGREED AND ACCEPTED BY THE PARTIES TO THIS AGREEMENT

TRI-VALLEY ENTITIES:
Tri-Valley Corporation, a Delaware corporation
DATED:	By:	/s/ Maston N. Cunningham
Maston N. Cunningham Chief Executive Officer

Tri-Valley Oil & Gas Co., a California corporation
DATED:	By:	/s/ Maston N. Cunningham
Maston N. Cunningham Chief Executive Officer

[signatures continue on next page]

TVC Opus I Drilling Program, L.P., a Delaware limited partnership

DATED:	By:	/s/ Maston N. Cunningham
Maston N. Cunningham
Chief Executive Officer

MILLER:

DATED:	By:	/s/ George R. Miller
George R. Miller